As filed with the U.S. Securities and Exchange Commission on June 24, 2020
Registration No. 333-235873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Freedom Internet Group Inc.
(Name of small business issuer in its charter)

Puerto Rico	6794	66-0910894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

151 Calle San Francisco, Suite 200San Juan, Puerto Rico 00901855-422-4200
(Address and telephone number of registrant's principal executive offices and principal place of business)

Alton “Ace” Chapman, Jr. Chief Executive OfficerFreedom Internet Group Inc.151 Calle San Francisco, Suite 200San Juan, Puerto Rico 00901855-422-4200
Name, address, and telephone number of agent for service)

Copies to:

David M. Bovi, Esq.
David M. Bovi, P.A.
2855 PGA Blvd., Suite 150
Palm Beach Gardens, FL 33410
561-655-0665

Approximate date of commencement of proposed sale to the public: Not Applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-235873), which was declared effective by the Securities and Exchange Commission on February 26, 2020 (the “Registration Statement”), is being filed to remove from registration all 300,000 shares of common stock of Freedom Internet Group Inc. registered under the Registration Statement and not otherwise sold as of the date hereof. The offering of common stock as described in the Registration Statement is terminated.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Juan, Commonwealth of Puerto Rico, on June 24, 2020.

Freedom Internet Group Inc.

By:	/s/ Alton “Ace” Chapman, Jr.
Alton “Ace” Chapman, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated, on June 24, 2020.

Signature	Title

/s/ Alton “Ace” Chapman, Jr.	Chief Executive Officer, Director,
Alton “Ace” Chapman, Jr.

/s/ Noah Rosenfarb	Chief Financial Officer, Treasurer, Principal Financial and Accounting Officer, Chairman of the Board of Directors
Noah Rosenfarb

/s/ Ronald Rosenfarb	Chief Operating Officer, Secretary
Ronald Rosenfarb